                                2,500,000 SHARES


                           RENAISSANCERE HOLDINGS LTD.

                    COMMON SHARES, PAR VALUE $1.00 PER SHARE






                             UNDERWRITING AGREEMENT






                                October 15, 2001





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                                                                October 15, 2001



Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York, 10080



Dear Sirs and Mesdames:

                  RENAISSANCERE HOLDINGS LTD., a company organized under the laws of Bermuda (the "COMPANY"), proposes to sell to Merrill Lynch, Pierce, Fenner & Smith Incorporated ( "MERRILL LYNCH") an aggregate of 2,500,000 shares of the common shares of the Company, par value $1.00 per share (the "SHARES"). The common shares, par value $1.00 per share, of the Company to be outstanding after giving effect to the sale contemplated hereby are hereinafter referred to as the "COMMON SHARES."

                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement, including a prospectus, relating to the Shares and has filed or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Shares pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The registration statement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "REGISTRATION STATEMENT." The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. All references herein to the Registration Statement and the Prospectus shall include documents incorporated therein by reference.



                 1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with Merrill Lynch that:

                  (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (Registration Statement No. 333-70528) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Shares. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. As promptly as practicable, the Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rules 415 and 424(b). The Registration Statement, as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x).

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Prospectus complied, or will comply when so filed, in all material respects with the Exchange Act and all the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to Merrill Lynch furnished to the Company in writing by Merrill Lynch expressly for use therein.

                  (c) The Company has been duly formed, and is validly existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (d) Each of Renaissance Reinsurance Ltd., Glencoe Insurance Ltd., DeSoto Insurance Company, DeSoto Prime Insurance Company and Nobel Insurance Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent in each case that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) This Agreement has been duly authorized, executed and delivered by the Company.

                  (f) The authorized capital shares of the Company conform as to legal matters to the description thereof contained in the Prospectus.

                  (g) The Common Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

                  (h) The Shares have been duly authorized and, when issued and delivered against payment in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum of association or bye-laws of the Company or any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may have been obtained or as may be required by securities or Blue Sky laws of the various states in connection with the sale of the Shares. As used herein, "SUBSIDIARY" means Renaissance Reinsurance Ltd. and Glencoe Insurance Ltd.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (m) The Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (o) There are currently no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (p) Each of the Company and its Subsidiaries has filed all reports, information statements and other documents with the insurance regulatory authorities of its jurisdiction of incorporation and domicile as are required to be filed pursuant to the insurance statutes of such jurisdictions, including the statutes relating to companies which control insurance companies, and the rules, regulations and interpretations of the insurance regulatory authorities thereunder (the "INSURANCE LAWS"), and has duly paid all taxes (including franchise taxes and similar fees) it is required to have paid under the Insurance Laws, except where the failure to file such statements or reports or pay such taxes would not singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and each of the Company and its subsidiaries maintains its books and records in accordance with the Insurance Laws, except where the failure to so maintain its books and records would not singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The financial statements of Renaissance Reinsurance and Glencoe Insurance, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Prospectus have been derived, have for each relevant period been prepared in conformity with accounting practices required or permitted by applicable Insurance Laws of Bermuda, to the extent applicable to such company, and such accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

                  (q) The statutory financial statements of the subsidiaries of the Company that are United States insurance companies, from which certain ratios and other statistical data filed as a part of the Registration Statement or included or incorporated in the Prospectus have been derived: (A) have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of

         Insurance Commissioners (the "NAIC") to the extent applicable to such company, and by the insurance laws of their respective countries or states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto; and (B) present fairly the statutory financial position of the subsidiaries as at the dates thereof, and the statutory basis results of operations of the subsidiaries for the periods covered thereby.

                  (r) Except as disclosed in the Registration Statement, all retrocessional and reinsurance treaties, contracts and arrangements to which any of the subsidiaries is a party are in full force and effect and none of the Company or any of its subsidiaries is in violation of, or in default in the performance, observance or fulfillment of, any obligation, agreement, covenant or condition contained therein, except where the failure to be in full force and effect and except where any such violation or default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; none of the Company or any of its subsidiaries has received any written notice from any of the other parties to such treaties, contracts or agreements which are material to its business that such other party intends not to perform in any material respect such treaty, contract or agreement, and the Company and its subsidiaries have been notified in writing that any of the parties to such treaties, contracts or agreements will be unable to perform such treaty, contract, agreement or arrangement, except where such non-performance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                  (s) Except as disclosed in the Prospectus, none of the Company or any of the Subsidiaries have made any material changes in their insurance reserving practices during the last two years.

                  (t) Except as provided in the Investors' Rights Agreement dated as of April 23, 2001, by and among the Company, PT Investments, Inc. and the other parties identified therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

                  (u) The Company has complied with all applicable provisions of
         Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.


         2. Agreements to Sell and Purchase. The Company hereby agrees to sell to Merrill Lynch, and Merrill Lynch, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase 2,500,000 Shares from the Company at $93.01 a share (the "PURCHASE PRICE").

         The Company hereby agrees that, without the prior written consent of Merrill Lynch, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which Merrill Lynch has been advised in writing (C) transactions by any person other than the Company relating to Common Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, (D) the issuance of shares and employee stock options pursuant to the Company's employee stock plans in effect on the date hereof; (E) the granting by the Company of any options, deferred shares or other equity awards under the Company's stock incentive plans, so long as such options do not vest and become exercisable or such deferred share or other awards do not vest, in each case, in the absence of extraordinary events or occurrences beyond the control of the grantee or recipient, until after the expiration of the 90 day period; (F) the issuance by the Company of its securities in connection with acquisitions of businesses or portions thereof, provided the parties in any such acquisition agree in writing to be bound by the foregoing restrictions; (G) the pledge of common shares by employees of the Company to secure loans to purchase its securities; or (H) in the cases of natural persons, any disposition made among such persons' family members or affiliates. In addition, the Company agrees that, without the prior written consent of Merrill Lynch, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

         3. Terms of Public Offering. The Company is advised by you that Merrill Lynch proposes to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $94.30 a share (the "PUBLIC OFFERING PRICE").

         4. Payment and Delivery. Payment for the Shares to be sold shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Shares for the account of Merrill Lynch at 10:00 a.m., New York City time, on October 19, 2001. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

         Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Shares shall be delivered to you on the Closing Date with any transfer taxes payable in connection with the transfer of the Shares to Merrill Lynch duly paid, against payment of the Purchase Price therefor.

         5. Conditions to Merrill Lynch's Obligations. The obligation of Merrill Lynch to purchase and pay for the Shares on the Closing Date are subject to the following conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                  (b) Merrill Lynch shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) Merrill Lynch shall have received on the Closing Date an opinion of Conyers Dill & Pearman, counsel for the Company, dated the Closing Date, substantially to the effect that:

                           (i) the Company has been duly formed and is validly
                  existing as a company in good standing under the laws of Bermuda, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (ii) each of the Subsidiaries and Top Layer
                  Reinsurance Ltd., has been duly incorporated, is validly existing as a company in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) the Common Shares outstanding prior to the
                  issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                           (iv) the Shares have been duly authorized and, when
                  issued and delivered against payment in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;

                           (v) all of the issued shares of capital stock of each
                  subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims;

                           (vi) this Agreement has been duly authorized,
                  executed and delivered by the Company;

                           (vii) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum of association or bye-laws of the Company;

                           (viii) the statements (A) in the Prospectus under the
                  captions "Description of Our Capital Shares - Common Shares" and "Enforcement of Civil Liabilities under United States Federal Securities Laws" and (B) in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, under the caption "Business - Regulation" (excluding the statements under the subcaption "United States and Other"), insofar as such statements constitute summaries of the Bermuda legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein; and

                           (ix) after due inquiry, such counsel does not know of
                  any Bermuda legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any Bermuda statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (d) Merrill Lynch shall have received on the Closing Date an opinion of Willkie Farr & Gallagher, U.S. counsel for the Company, dated the Closing Date, to the effect that:

                  (i) the authorized capital shares of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus;

                  (ii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not, to the best of such counsel's knowledge, contravene any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any U.S. governmental body, agency or court having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of, or qualification with, any U.S. governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may already have been obtained or as may be required by the securities or Blue Sky laws of the various states in connection with the sale of the Shares;

                  (iii) the statements (A) in the Prospectus under the captions "Description of Our Capital Shares - Common Shares," "Certain Tax Considerations" and "Underwriting" (with respect solely to the description of this Agreement contained therein), (B) in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, under the caption "Business - Regulation - United States and Other" and (C) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the U.S. legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein , in each case, in all material respects;

                  (iv) after due inquiry, such counsel does not know of any U.S. legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any U.S. statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                  (v) the Company is not and, after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

                  (vi) each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the Prospectus (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any opinion or belief) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, and the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion or belief) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

         Such counsel shall also state that it (A) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Prospectus Supplement as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering their opinions as aforesaid, Willkie Farr & Gallagher may rely, as to factual matters, on written certificates of the officers of the Company and, as to matters of Bermuda law, on the opinion of Conyers, Dill & Pearman, dated as of the Closing Date; provided that
         (1) you are notified in advance of Willkie Farr & Gallagher's intention to rely on the opinion of Conyers, Dill & Pearman, (2) such reliance is expressly authorized by such opinion as delivered to you and (3) Willkie Farr & Gallagher shall state in their opinion that they believe that they and Merrill Lynch are justified in relying on such opinion of Conyers, Dill & Pearman.

         (e) Merrill Lynch shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for Merrill Lynch, dated the Closing Date, in form and substance reasonably acceptable to Merrill Lynch. In rendering those opinions, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely, as to factual matters, on written certificates of officers of the Company and, as to matters governed by the laws of Bermuda, on the opinion of Conyers Dill & Pearman.

         With respect to the statement described in the paragraph immediately following Section 5(d)(vi), Willkie Farr & Gallagher may state that its opinion and belief are based upon its participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents thereof, but are without independent check or verification except as specified. With respect to any opinion equivalent to that set forth in the paragraph immediately following 5(d)(vi) above, LeBoeuf, Lamb, Greene & MacRae, L.L.P., may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and review and discussion of the contents thereof (including the documents incorporated by reference), but are without independent check or verification except as specified.

          The opinions of Conyers Dill & Pearman and Willkie Farr & Gallagher described in Sections 5(c) and 5(d) above shall be rendered to Merrill Lynch at the request of the Company and shall so state therein.

          (f) Merrill Lynch shall have received, on or before the Closing Date, a letter dated the date hereof and a letter dated the Closing Date, each in form and substance satisfactory to the Merrill Lynch, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided, however, that the letter dated the Closing date shall use a "cut-off date" not earlier than the date hereof.

          (g) Merrill Lynch shall have received, on or before the Closing Date, the "lock-up" agreements, each substantially in the form of Exhibit A hereto, between Merrill Lynch and each of James N. Stanard, William I. Riker, David A. Eklund and John M. Lummis relating to sales and certain other dispositions of Common Shares or certain other securities, which shall be in full force and effect on the Closing Date.

          (h) Merrill Lynch shall have received, at or before the Closing Date, confirmation that the Shares have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, if and as specified in this Agreement.

     6. Covenants of the Company. In further consideration of the agreements of Merrill Lynch herein contained, the Company covenants with Merrill Lynch as follows:

          (a) To furnish to you, without charge, 4 signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the Closing Date, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the sale of the Shares as in the opinion of counsel for Merrill Lynch the Prospectus is required by law to be delivered in connection with sales by an underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for Merrill Lynch, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to Merrill Lynch and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

          (e) To timely file such reports pursuant to the Exchange Act in order to make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) To endeavor, by the Closing Date, to obtain approval for listing of the Shares on the New York Stock Exchange, subject only to official notice of issuance, if and as specified in this Agreement.

     7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to Merrill Lynch and the dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to printing the certificates representing the shares and the transfer and delivery of the Shares to Merrill Lynch, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for sale under state securities laws as provided in Section

6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for Merrill Lynch in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to Merrill Lynch incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses incident to listing the Shares on the New York Stock Exchange, and (vi) the costs and charges of any transfer agent, registrar or depositary. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution," and the last paragraph of Section 10 below, Merrill Lynch will pay all of its costs and expenses, including fees and disbursements of its counsel, stock transfer taxes payable on resale of any of the Shares by it and any advertising expenses connected with any offers it may make.

     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Merrill Lynch furnished to the Company in writing by you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of Merrill Lynch , or any person controlling Merrill Lynch, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of Merrill Lynch to the person asserting any losses, claims, damages or liabilities, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

     (b) Merrill Lynch agrees to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to Merrill Lynch furnished to the Company in writing by you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for Merrill Lynch and all persons, if any, who control Merrill Lynch within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for Merrill Lynch and such control persons of Merrill Lynch, such firm shall be designated in writing by Merrill Lynch. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the sale of the Shares or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Merrill Lynch on the other hand in connection with the sale of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the sale of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by Merrill Lynch, in each case as described on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and Merrill Lynch on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and Merrill Lynch agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of Merrill Lynch or any person controlling Merrill Lynch, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

     9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities of competent jurisdiction or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

     10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by Merrill Lynch because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse Merrill Lynch for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by Merrill Lynch in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     13. Consent to Jurisdiction. With respect to any suit, action or proceeding against it arising out of or relating to this Agreement, the Company irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Courts in each case located in the Borough of Manhattan, City and State of New York. In addition, each such party irrevocably waives any objection which it may now or hereafter have to the laying of venue of such suit, action or proceeding brought in any such court and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     For purposes of any such suit, action or proceeding brought in any of the foregoing courts, the Company agrees to maintain an agent for service of process in the Borough of Manhattan, City and State of New York, at all times while any Securities shall be outstanding, and for that purpose the Company hereby irrevocably designates Corporation Service Company, to receive for and on its behalf service of process, at 2 World Trade Center, Suite 8746, New York, New York 10048, or such other address as to which the Company shall notify Merrill Lynch in writing. In the event that any such agent for service of process resigns or ceases to serve as the agent of any such party hereunder, the Company agrees to give notice as provided in Section 15 herein of the name and address of any new agent for service of process with respect to it appointed hereunder.

     If, despite the foregoing, in any such suit, action or proceeding brought in any of the aforesaid courts, there is for any reason no such agent for service of process of the Company available to be served, then to the extent that service of process by mail shall then be permitted by applicable law, the Company further irrevocably consents to the service of process on it in any such suit, action or proceeding in any such court by the mailing thereof by registered or certified mail, postage prepaid, to it at its address given in or pursuant to Section 14 hereof.

     Nothing herein contained shall preclude any party from effecting service of process in any lawful manner or from bringing any suit, action or proceeding in respect of this Agreement in any other state, country or place.

     14. Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to at Renaissance House, 8-12 East Broadway, Pembroke HM 19 Bermuda, telephone (441) 295-4513, attention:
Chief Financial Officer; with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, attention: John S. D'Alimonte, Esq.; and (ii) if to you, 4 World Financial Center New York, New York, 10080, telephone (212) 449-1000, attention of Syndicate Department; or in any case to such other address as the person to be notified may have requested in writing.

     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.



                                  Very truly yours,

                                  RENAISSANCERE HOLDINGS LTD.



                                  By: /s/ John M. Lummis
                                      -----------------------------------
                                       Name:  John M. Lummis
                                       Title: Executive Vice President and Chief
                                              Financial Officer







Accepted as of the date hereof:

MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED



         By: /s/ Joseph E. (Jeff) Consolino
             -----------------------------------
                  Authorized Signatory

                                                                       EXHIBIT A





                             FORM OF LOCK-UP LETTER


                                                               ____________ 2001

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York, 10080

Dear Sirs and Mesdames:

     The undersigned understands that RenaissanceRe Holdings Ltd., a Bermuda company (the "COMPANY"), may sell up to 2,500,000 shares (the "SHARES") of the common shares, par value $1.00 per share, of the Company (the "COMMON SHARES") through Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "UNDERWRITER") in a firm commitment underwriting (a "PUBLIC OFFERING").

     To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, or
(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriter pursuant to the Underwriting Agreement, (b) transactions relating to shares of Common Shares or other securities acquired in open market transactions after the completion of the Public Offering, (c) the issuance of shares and employee stock options pursuant to the Company's employee stock plans in effect on the date hereof, (d) the pledge of common shares by employees of the Company to secure loans to purchase its securities or (e) in the case of natural persons, any disposition made among such persons' family members or affiliates. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any

Common Shares or any security convertible into or exercisable or exchangeable for Common Shares.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.

                                                     Very truly yours,



                                                     _________________________
                                                     (Name)

                                                     _________________________